UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2011

AAA Public Adjusting Group, Inc.

 (Exact name of registrant as specified in its charter)

Florida	333-153679	26-032541
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1926 Hollywood Blvd. Suite 100, Hollywood, Florida 33020
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (954) 894-0043

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

ENTRY INTO PURCHASE AGREEMENT FOR MAJORITY CONTROL OF ISSUER

This Current Report on Form 8-K/A amends and restates Item 1.01 of the Current Report on Form 8-K filed by AAA Public Adjusting Group, Inc. (the “Company” or “AAA”) with the Securities and Exchange Commission (“SEC”) on December 14, 2011 (the “Original Filing”). The Registrant had stated in the December 14, 2011, Form 8-K that the transaction with Queste Capital would be a purchase of shares from existing shareholders. The material agreement between AAA and Queste actually calls for a purchase of stock by Queste from AAA that will result in Queste owning 95% of the issued and outstanding shares of common stock--not a purchase of 95% of the issued and outstanding shares from existing shareholders.  Immediately after the closing of the transaction between AAA and Queste, a subsidiary will be created in which the current AAA operations will reside and the $300,000, less certain expenses associated with closing, will be transferred to the new subsidiary. All other material matters were set forth in the original 8-k filing of December 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2011

AAA Public Adjusting Group, Inc.

By:	/s/ Christopher Lombardi
Christopher Lombardi
President and Chief Executive Officer